Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arcturus Therapeutics Holdings Inc. 2019 Omnibus Equity Incentive Plan of our report dated March 15, 2019, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
June 21, 2019